Exhibit 99.2

McMoRan EXPLORATION CO.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma condensed consolidated financial statements and accompanying notes of McMoRan Exploration Co.  (McMoRan or “the Company”) as of and for six months ended June 30, 2007 and for the year ended December 31, 2006 (the “Pro Forma Statements”), which have been prepared by the Company’s management, are derived from (a) the audited consolidated financial statements of the Company as of and for the year ended December 31, 2006 included in its Annual Report on Form 10-K; (b) the unaudited consolidated financial statements of the Company as of and for the six months ended June 30, 2007 included in its related Quarterly Report on Form 10-Q; (c) the audited statements of revenues and direct operating expenses of the properties being acquired from Newfield Exploration Company (“Newfield”) (“the Acquired Properties”)  for the year ended December 31, 2006; and (d) the unaudited statements of revenues and direct operating expenses of the Acquired Properties as of and for the six months ended June 30, 2007.

The Pro Forma Statements illustrate the effect on McMoRan’s historical financial position and results of operations of the purchase of oil and gas properties and exploration rights from Newfield for cash consideration of approximately $1.08 billion (“the Transaction”), including the Company incurring additional debt to fund the closing of the transaction, repay its existing $100 million senior term loan and provide additional working capital. The Pro Forma Statements are provided for illustrative purposes only and do not purport to represent what the Company’s financial position or results of operations would have been had the Acquired Properties been purchased on the dates indicated or the financial position or results of operations for any future date or period.   The unaudited pro forma condensed consolidated balance sheet was prepared assuming that the Transaction had occurred on June 30, 2007.  The unaudited pro forma condensed consolidated statements of income for the year ending December 31, 2006 and for the six months ended June 30, 2007 were prepared assuming the Transaction had occurred on January 1, 2006.

The Pro Forma Statements, including the related unaudited adjustments that are described in the accompanying notes, are based on available information and certain assumptions we believe are reasonable in connection with the Transaction.  These assumptions are subject to change (see Notes to Unaudited Pro Forma Condensed Consolidated Financial Information). Certain reclassifications of historical direct operating expenses of the oil and gas properties acquired from Newfield were made to conform with McMoRan’s historical financial statement classifications.

The purchase price will be finalized upon final settlement of the Transaction, which is scheduled for 180 days after closing. Additionally, the allocation of the initial purchase price to the Acquired Properties’ assets and liabilities in the Pro Forma Statements are based on management’s preliminary valuation estimates, Such allocations will be finalized based on valuation and other studies to be performed by management with the services of outside valuation specialists. As a result, the final adjusted purchase price and purchase price allocations will differ, possibly materially, from that presented in the accompanying unaudited pro forma condensed consolidated balance sheet. In addition, changes in such allocations could impact certain of the assumptions reflected in the accompanying unaudited pro forma condensed consolidated statements of operations for the year ended December 31, 2006 and the six months ended June 30, 2007, including the impact such changes may have with respect to estimated levels of depletion, depreciation and amortization.

The Pro Forma Statements should be read in conjunction with (a) the historical consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Result of Operations,” which are set forth in McMoRan’s Annual Report on Form 10-K for the year ended December 31, 2006 and in McMoRan’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2007 and (b) the audited statements of revenues and direct operating expenses of certain oil and gas properties acquired from Newfield Exploration Company for the years ended December 31, 2006, 2005 and 2004 and the unaudited statements of revenues and direct operating expenses for the six months ended June 30, 2007 and 2006.

I

McMoRan Exploration Co.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
at June 30, 2007
(in Thousands)

ASSETS	Historical	Adjustments		Proforma
Cash and cash equivalents:
Continuing operations	$51,977	$1,160,961	[a]	$29,048
		(1,076,286)[b]
		(103,000)[c]
		(4,604)[d]
Discontinued operations	452			452
Restricted investments	2,998			2,998
Accounts receivable	44,981			44,981
Inventories	14,554			14,554
Prepaid expenses	1,640			1,640
Current assets from discontinued operations	2,552			2,552
Total current assets	119,154	(22,929)		96,225
Property plant and equipment, net	316,198	1,076,286	[b]	1,650,984
		255,000	[e]
		3,500	[f]
Discontinued sulphur business assets	355			355
Restricted investments and cash	3,288			3,288
Other assets	6,995	33,039	[a]	43,558
		4,604	[d]
		1,000	[f]
		(2,080)[g]
Total assets	$445,990	$1,348,420		$1,794,410

LIABILITIES AND STOCKHOLDERS DEFICIT
Accounts payable	$66,928			$66,928
Accrued liabilities	28,804	4,500	[f]	33,304
Accrued interest and dividends payable	4,941			4,941
Current portion of accrued oil and gas
reclamation costs	2,598	56,000	[e]	58,598
Current portion of accrued sulphur reclamation costs	12,287			12,287
Current liabilities from discontinued operations	2,108			2,108
Total current liabilities	117,666	60,500		178,166
Long-term debt	315,870	800,000	[a]	1,409,870
		394,000	[a]
		(100,000)[c]
Accrued oil and gas reclamation costs	23,883	199,000	[e]	222,883
Accrued sulphur reclamation costs	11,054			11,054
Contractual postretirement obligation related to
discontinued operations	10,434			10,434

Other long-term liabilities	17,018			17,018
Stockholders' deficit	(49,935)	(3,000)[c]		(55,015)
		(2,080)[g]
Total liabilities and stockholders' deficit	$445,990	$1,348,420		$1,794,410

See accompanying notes.

II

McMoRan Exploration Co.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For Year Ending December 31, 2006
(amounts in thousands)

		Newfield
	Historical	Properties	Adjustments	Pro Forma
Revenues:
Oil & Gas	$196,717	$619,307	$(15,560)[h]	$800,464
Service	13,021	-	9,306 [i]	22,327
Total revenues	209,738	619,307	(6,254)	822,791

Costs and expenses:
Production and delivery costs	53,134	152,383	5,766 [h,i]	211,283
Revenues in excess of direct operating expenses	156,604	466,924	(12,020)	611,508
Depletion, depreciation and amortization	104,724		157,359 [j]	279,993
			17,910 [k]
Exploration expenses	67,737		-	67,737
General and administrative expenses	20,727		16,800 [l]	37,527
Start-up costs for Main Pass Energy HubTM	10,714		-	10,714
Exploration expense reimbursement	(10,979)		-	(10,979)
Litigation settlement, net of insurance proceeds	(446)		-	(446)
Insurance recovery	(3,306)		-	(3,306)
Operating income (loss)	(32,567)		(204,089)	230,268
Interest expense, net	(10,203)		(121,080)[m]	(136,812)
			(5,529)[n]
Other income (expense), net	(1,946)		-	(1,946)
Income (loss) from continuing operations before
income taxes	(44,716)		(330,698)	91,510
Income tax provision	-		(1,830)[o]	(1,830)
Income (loss) from continuing operations before preferred dividends and amortization of related issuance costs	(44,716)		(332,528)	89,680
Preferred dividends and amortization of
convertible preferred stock issuance costs	(1,615)		-	(1,615)
Income (loss) from continuing operations	$(46,331)		$(332,528)	$88,065

Income (loss) per share of common stock from continuing operations:
Basic	$(1.66)			$3.15
Diluted	$(1.66)			$1.93

Average common shares outstanding:
Basic	27,930			27,930
Diluted	27,930			50,992

See accompanying notes.

III

McMoRan Exploration Co.
Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Six Months Ending June 30, 2007
(amounts in thousands)

		Newfield
	Historical	Properties	Adjustments	Pro Forma
Revenues:
Oil & Gas	$96,363	$342,158	$(11,423)[h]	$427,098
Service	682	-	7,147 [i]	7,829
Total revenues	97,045	342,158	(4,276)	434,927

Costs and expenses:
Production and delivery costs	34,346	121,536	4,912 [h,i]	160,794
Revenues in excess of direct operating
expenses	62,699	220,622	(9,188)	274,133
Depletion, depreciation and amortization	42,565		105,725 [j]	157,245
			8,955 [k]
Exploration expenses	15,103		-	15,103
General and administrative expenses	10,812		8,400 [l]	19,212
Start-up costs for Main Pass Energy HubTM	5,457		-	5,457
Operating income (loss)	(11,238)		(132,268)	77,116
Interest expense, net	(11,409)		(60,540)[m]	(68,806)
			(2,765)[n]
			5,908 [p]
Other income (expense), net	1,581		-	1,581
Income (loss) from continuing operations before
income taxes	(21,066)		(189,665)	9,891
Income tax provision	-		(198)[o]	(198)
Income (loss) from continuing operations before preferred dividends and amortization of related issuance costs	(21,066)		(189,863)	9,693
Preferred dividends and amortization of
convertible preferred stock issuance costs	(1,552)		-	(1,552)
Income (loss) from continuing operations	$(22,618)		$(189,863)	$8,141

Income (loss) per share of common stock from continuing operations:
Basic	$(0.79)			$0.28
Diluted	$(0.79)			$0.26

Average common shares outstanding:
Basic	28,620			28,620
Diluted	28,620			37,750

See accompanying notes.

IV

McMoRan Exploration Co.
Unaudited ProForma Condensed Consolidated Financial Information

Pro Forma Financial Information Assumptions

The unaudited pro forma condensed consolidated balance sheet as of June 30, 2007 reflects the following adjustments.

a.  Record financing of acquisition.  Funds from following sources (in thousands):
Long Term Debt:
Bridge loan facility [1]	$800,000
Senior secured revolving credit facility [2]	394,000
Gross proceeds	1,194,000
Issuance costs	(33,039)
Net proceeds	1,160,961

[1]	Bridge loan facility expected to be refinanced through issuance of long-term notes, equity and equity-linked securities.

[2]
 $700 million facility.  At closing an additional $100 million of letters of credit were issued against the facility as security for the reclamation obligations assumed in the acquisition.  For more information regarding the facility see Item 1.01 Entry into Material Agreement included in this Current Report on Form 8-K.

b.
To record the approximate $1.08 billion cash acquisition price for the oil and gas properties of Newfield Exploration Company on the outer continental shelf of the Gulf of Mexico.  Estimated closing adjustments to reflect the July 1, 2007 effective date, including post June 30, 2007 revenues, operating expenses and capital and reclamation expenditures relating to the acquired properties are not reflected.  Final settlement of the purchase price will occur within 180 days of closing.

c.	Record repayment and termination of senior secured term loan. McMoRan paid a 3 percent prepayment premium ($3 million).

d.	Record costs to acquire contracts to hedge a portion of McMoRan’s natural gas and oil production during 2008 through 2010, as required under financing arrangements for the transaction.

e.
Assumed reclamation costs estimated are based on pre-acquisition historical costs.   McMoRan has retained an independent third-party valuation specialist to assist in determining the fair value of the acquired assets and assumed liabilities associated with this transaction.

f.	Record other estimated acquisition related costs.

g.	Record charge to write-off the remaining unamortized deferred financing costs for the senior secured term loan.

V

The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2006 and the six months ended June 30, 2007 reflect the following adjustments.

h.
Reflects elimination of the revenues and direct operating expenses for one field where a third party working interest owner exercised its preferential rights prior to closing of the transaction [resulting in the property not being sold to McMoRan as originally planned.

i.
Reflects reimbursement of standard industry operating overhead costs attributable to the acquired properties, which are not included in the statements of revenues and direct operating expenses, totaling $3.1 million for the year ended December 31, 2006 and $2.0 million for the six months ended June 30, 2007.  Also reflects reclassification of amounts recorded in the Newfield Properties financial statements for production and handling fees to conform to historical McMoRan presentation.  Reclassified amounts from direct operating expenses to service revenues totaled $6.2 million for the year ended December 31, 2006 and $5.2 million for the six months ended June 30, 2007.

j.
McMoRan follows the successful efforts method of accounting.  Accordingly its depletion, depreciation and amortization expense is calculated on a field by field basis using the units of production method.  Production for the Newfield Properties totaled approximately 83.1 Bcfe for 2006 and 43.6 Bcfe for six months ended June 30, 2007.  For purposes of these pro forma statements, all acquisition costs are assumed to be allocated to proven oil and gas properties and are amortized over the related proved reserves.  Upon completion of its valuation analysis of the acquired properties, McMoRan ultimately will allocate a portion of its purchase price to unproven properties, which would not be subject to current depreciation, depletion and amortization charges, and to well equipment and facilities, which will be depreciated on a units of production basis over the related proved developed oil and gas reserves.

k.	Represents accretion of discount on asset retirement obligation associated with Newfield properties.

l.
Represents estimated annualized incremental general and administrative costs, including compensation for retained Newfield and newly hired personnel, facility costs associated with establishing a new office location in Houston, Texas and other transition costs.

m.
Represents interest expense on $800 million bridge loan facility at an assumed annual average interest rate of 11 percent.   McMoRan intends to refinance the bridge loan with long term notes, equity and equity-linked securities.   Interest on the $394 million of borrowings under the senior secured revolving credit facility is based on an assumed average annual interest rate of 7.5 percent.  The $100 million drawn under the letter of credit provision of the revolving credit facility accrues interest at an annual rate of 2.5 percent, and there is an annual 0.5 percent unused commitment fee.

n.	Represents the current amortization of debt issuance costs associated with the five-year senior secured revolving credit facility and the seven-year bridge loan facility.

o.
Assumes that McMoRan has the ability to substantially reduce taxable income through the use of existing net operating loss carryovers (“NOLs”).  The NOLs can only be applied to 90 percent of alternative minimum taxable income (“AMTI”).  The alternative minimum tax rate of 20 percent was applied to the remaining 10 percent of the AMTI, resulting in an effective 2 percent tax rate.

Internal Revenue Code Section 382 (“Section 382”), includes provisions that if a change of control (as defined) occurs with respect to McMoRan’s equity ownership, McMoRan could be limited with respect to the amount of NOLs that may be used annually to offset future taxable income, if any.  As of August 6, 2007, McMoRan believes that no such change of control has occurred.  However, as discussed in footnote a. above, McMoRan intends to refinance its Bridge Loan Facility through the issuance of long-term notes, equity and/or equity linked securities, the impact of which could result in future changes in ownership levels of McMoRan’s stock.

p.	Represents removal of interest costs associated with the senior secured term loan that was finalized on January 19, 2007.

VI

Unaudited Pro Forma Oil and Natural Gas Reserve Information

The following unaudited pro forma oil and natural gas reserve information illustrates the combined oil and natural gas reserve and standardized measure information of McMoRan and the acquired properties from Newfield assuming the purchase transaction closed as of January 1, 2006.

	McMoRan	Newfield Properties		Pro Forma Total
Proved Reserves – Oil (MBbls)
At beginning of year	7,131	14,670	[a]	21,801
Revisions of previous estimates	(343)	128		(215)
Extensions, discoveries and other additions	536	1,034		1,570
Purchase of properties	-	3		3
Production	(1,552)	(2,243)		(3,795)
Proved oil reserves at December 31, 2006	5,772 [b]	13,592		19,364

Proved Reserves – Natural Gas (MMcf)
At beginning of year	38,944	239,044	[a]	277,988
Revisions of previous estimates	(349)	2,130		1,781
Extensions, discoveries and other additions	17,153	43,084		60,237
Purchase of producing properties	-	1,040		1,040
Production	(14,546)	(67,578)		(82,124)
Proved natural gas reserves at December 31, 2006	41,202 [c]	217,720		258,922

a.
One field originally subject to the purchase and sale agreement was sold to a third party working interest owner who exercised a preferential right prior to the close of the transaction.  All amounts associated with this field were eliminated from the pro forma reserve calculations.

b.
Includes approximately 46 MBbls of oil associated with the West Cameron Block 43 field that McMoRan believes will not be recoverable. See Notes 1 and 12 of the Notes to Consolidated Financial Statements included in McMoRan’s 2006 Form 10-K.

c.
Includes 1,129 MMcf of natural gas associated with the West Cameron Block 43 field that McMoRan believes will not be recoverable. See Notes 1 and 12 of the Notes to Consolidated Financial Statements included in McMoRan’s 2006 Form 10-K.

Unaudited Pro Forma Standardized Measure of Discounted Future Net Cash Flows

The pro forma standardized measures of discounted cash flows and changes therein relating to the combined proved oil and natural gas reserves of McMoRan and the acquired properties from Newfield as of and for the year ended December 31, 2006 were computed using reserve valuations based on regulations and parameters prescribed by the Securities and Exchange Commission.  These regulations require the use of year-end oil and natural gas prices in the projection of future cash flows.  The prices used are based on the year end Henry Hub spot natural gas price of $5.64 per million british thermal unit (mmbtu) and the NYMEX West Texas Intermediate (WTI) oil price of $61.05 per barrel.  These prices are adjusted to reflect differentials in the energy content and quality of each field's proved reserves (grade, gravity, sulphur and basic sediment and water (BS&W)) and for related transportation costs.

VII

	Year Ended December 31, 2006
	McMoRan	Newfield Properties	Pro Forma Total
	(in thousands)
Future cash inflows	$560,852	$2,047,607	$2,608,459
Future cost:
Production	(199,246)	(580,097)	(779,343)
Development and abandonment costs	(46,591)	(367,726)	(414,317)
Future income taxes	(772)	(384,924)	(385,696)
Future net cash inflows before 10% discount	314,243	714,860	1,029,103
10% annual discount factor	(44,281)	(113,655)	(157,936)
	$269,962 [a]	$601,205 [b]	$871,167

a.
Amount includes $7.9 million of estimated undiscounted future net cash flows and $6.9 million of estimated discounted cash flows associated with proved reserves attributable to the West Cameron Block 43 field that McMoRan believes will not be recoverable. See Notes 1 and 12 of the Notes to Consolidated Financial Statements included in McMoRan’s 2006 Form 10-K.

b.
One field originally subject to the purchase and sale agreement was sold to a third party working interest owner who exercised a preferential right prior to the close of the transaction.  All amounts associated with this field were eliminated from the pro forma standardized measure calculations.

Unaudited Pro Forma Changes in Standardized Measure

	Year Ended December 31, 2006
	McMoRan	Newfield Properties[a]	Pro Forma Total
	(in thousands)
Standardized measure, beginning of year	$383,139	$1,271,780	$1,654,919
Revisions:
Changes in prices	(106,961)	(718,358)	(825,319)
Changes in reserve quantities	(21,317)	11,740	(9,577)
Other changes, including revised estimates of development costs and rates of production	(11,739)	(186,381)	(198,120)
Discoveries and extensions, less related costs	93,125	185,010	278,135
Development costs incurred during the year	35,123	160,850	195,973
Accretion of discount	38,313	197,222	235,535
Change in future income taxes	3,862	361,079	364,941
Purchases of reserves in place	-	2,724	2,724
Revenues, less production costs	(143,583)	(684,461)	(828,044)
End of year	$269,962	$601,205	$871,167

a.
One field originally subject to the purchase and sale agreement was sold to a third third party working interest owner who exercised a preferential right prior to the close of the transaction.  All amounts associated with this field were eliminated from the pro forma standardized measure calculations.

VIII